Exhibit (11) under N-1A
                                          Exhibit 23 under 601/Reg SK




INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of Money Market Trust:

    We consent to the use in Post-Effective Amendment No. 43 to Registration Statement (No. 2-62285) of Money Market Trust of our report dated September 8, 1998 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
September 23, 1998